EXHIBIT 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2008, relating to the financial statements of Unity Bancorp, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ McGLADREY & PULLEN, LLP

Blue Bell, Pennsylvania

May 30, 2008